Form 8-A

                  SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.
                                 20549

            FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                   PORTLAND GENERAL ELECTRIC COMPANY
          (Exact name of registrant as specified in charter)



               STATE OF OREGON                  93-0256820
 (State of incorporation or organization)       (IRS Employer
                                                Identification No.)


            121 S.W. Salmon Street, Portland, OR      97204
          (Address of principal executive offices) (Zip Code)

   Securities to be registered pursuant to Section 12(b) of the Act:



 Title of each class to be so                       Name of each exchange on which
 registered                                         EACH CLASS IS TO BE REGISTERED
  8 1/4% Quarterly Income Debt Securities           New York Stock Exchange
 (Junior Subordinated Deferrable
 Interest  Debentures, Series A)


 IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTION A.(C)(1), PLEASE CHECK THE FOLLOWING BOX. [X]

 IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WITH THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO GENERAL INSTRUCTION A.(C)(2), PLEASE CHECK THE FOLLOWING BOX. [ ]

 Securities to be registered pursuant to Section 12(g) of the Act:

                                 NONE


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


 Item 1.  DEBT SECURITIES TO BE REGISTERED

        8 1/4% Quarterly Income Debt Securities (Junior Subordinated Deferrable Interest Debentures, Series A). For a description of the Debentures, see the Registrant's Form S-3, Registration No. 33-62549, filed with the Commission on September 11, 1995, which is hereby incorporated by reference, and the Prospectus Supplement to be filed with the Commission pursuant to Rule 424(b), which Prospectus Supplement shall be deemed to be incorporated by reference in the Registration Statement.

 Item 2.  EXHIBITS

          *2.a-1  Form of Indenture dated September 1, 1995;
                 [Registration Statement No. 33-62549, Exhibit 4(b)]; *2.a-2 Form of Supplemental Indenture, [Registration Statement
                  No. 33-62549, Exhibit 4(c)]

 * These exhibits are hereby incorporated by reference as indicated.


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

                             SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            PORTLAND GENERAL ELECTRIC COMPANY
                                        (Registrant)





                            By:      /S/ JOSEPH M. HIRKO
                                  Joseph M. Hirko
                                  Sr. Vice President-Finance,
                                  Chief Financial Officer
                                  and Treasurer


 Date:  October 3, 1995






















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